EXHIBIT 3.1

CERTIFICATE OF INCORPORATION
OF
SURVIVING CORPORATION

ARTICLE I
The name of the corporation (hereinafter called the “Corporation”) is The Reader’s Digest Association, Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
The total number of shares of capital stock that the Corporation shall have authority to issue is 391,000, of which 1,000 shares shall be Common Stock of the par value of One Dollar ($1.00) per share, 40,000 shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share, 120,000 shares shall be Second Preferred Stock of the par value of One Dollar ($1.00) per share and 230,000 shares shall be Third Subordinated Preferred Stock of the par value of One Dollar ($1.00) per share. The designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of each such class of the capital stock of the Corporation are as follows:

(a) The holders of shares of Preferred Stock (sometimes called “First Preferred Stock”) shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Four Dollars ($4.00) per share per annum and no more, payable in cash quarterly on the first days of January, April, July and October in each year, accruing from the date of issue of such shares. Such dividends shall be cumulative, so that if dividends on all issued and outstanding shares of Preferred Stock (First Preferred Stock) at the rate of Four Dollars ($4.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Second Preferred Stock or the Third Subordinated Preferred Stock or the Common Stock of the Corporation shall be declared or paid upon or set apart for payment and before any Second Preferred Stock or any Third Subordinated Preferred Stock or any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.
(b) After all dividends on the Preferred Stock (First Preferred Stock) for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, the holders of shares of Second Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Four Dollars ($4.00) per share per annum and no more, payable in cash quarterly on the first days of January, April, July and October in each year, accruing from the date of issue. Such dividends shall be cumulative so that if dividends on all issued and outstanding shares of Second Preferred Stock at the rate of Four Dollars ($4.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Third Subordinated Preferred Stock or the Common Stock of the Corporation shall be declared or paid upon or set apart for payment, and before any Third Subordinated Preferred Stock or any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.

(c) After all dividends on the Second Preferred Stock for all past quarterly dividend periods have been paid or declared and a sum sufficient for the payment thereof set apart, the holders of shares of Third Subordinated Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Five Dollars ($5.00) per share per annum and no more, payable in cash quarterly on the first days of January, April, July and October in each year, accruing from the record date, in the case of a stock dividend, and the date of issue in all other cases. Such dividends shall be cumulative so that if dividends on all issued and outstanding shares of Third Subordinated Preferred Stock at the rate of Five Dollars ($5.00) per share per annum shall not have been paid or set apart for payment for the current and all past quarterly dividend periods, the deficiency shall be paid or set apart for payment before any distribution, whether by way of dividends or otherwise, on the Common Stock shall be declared or paid upon or set apart for payment, and before any Common Stock of the Corporation shall be purchased by or for the account of the Corporation.

(d) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Preferred Stock (First Preferred Stock) shall be entitled to receive and be paid the sum of One Hundred Dollars ($100.00) for each share of such Preferred Stock together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Second Preferred Stock or the Third Subordinated Preferred Stock or the Common Stock and after the payment to the holders of the Preferred Stock (First Preferred) of the sums stated, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Second Preferred Stock and the Third Subordinated Preferred Stock and the Common Stock of the Corporation.
(e) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Second Preferred Stock shall be entitled to receive and be paid the sum of One Hundred Dollars ($100.00) for each share of such Second Preferred Stock, together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Third Subordinated Preferred Stock or the Common Stock of the Corporation; provided, however, that no such payments shall be made unless the holders of any shares of Preferred Stock (First Preferred Stock) which may be outstanding at the time shall have received any sums to which they may be entitled in such event. After payment to the holders of the Preferred Stock (First Preferred Stock) of the sums stated in subparagraph (d) hereof, and payment to the holders of the Second Preferred Stock of the sums stated in this subparagraph (e) the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Third Subordinated Preferred Stock and the Common Stock of the Corporation.

(f) In the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary) the holders of the Third Subordinated Preferred Stock shall be entitled to receive and to be paid the sum of One Hundred Dollars ($100.00) for each share of such Third Subordinated Preferred Stock, together with an amount equal to all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the Common Stock of the Corporation; provided, however, that no such payments shall be made unless the holders of any shares of Preferred Stock (First Preferred Stock) or Second Preferred Stock which may be outstanding at the time shall have received any sums to which they may be entitled in such event. After payment to the holders of the Preferred Stock (First Preferred Stock) of the sums stated in subparagraph (d) hereof, and payment to the holders of the Second Preferred Stock of the sums stated in subparagraph (e) and payment to the holders of the Third Subordinated Preferred Stock of the sums stated in subparagraph (f), the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Stock of the Corporation.
(g) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued and outstanding Preferred Stock (First Preferred Stock) at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption. In the event that less than all the issued and outstanding shares of Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata, may be determined by the Board of Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with any amount equal to all unpaid accrued dividends thereon.

(h) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued and outstanding Second Preferred Stock at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption; provided, however, that so long as any shares of the Preferred Stock (First Preferred Stock) are outstanding the Board of Directors may not redeem any shares of the Second Preferred Stock unless all dividends on the Preferred Stock (First Preferred Stock) for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart. In the event that less than all the issued and outstanding shares of Second Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata, may be determined by the Board of Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with an amount equal to all unpaid accrued dividends thereon.

(i) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued or outstanding Third Subordinated Preferred Stock at any time, or from time to time, at the redemption price of One Hundred and Five Dollars ($105.00) per share together with an amount equal to all unpaid accrued dividends thereon computed to the date of redemption; provided, however, that so long as any shares of the Preferred Stock (First Preferred Stock) and the Second Preferred Stock are outstanding the Board of Directors may not redeem any shares of the Third Subordinated Preferred Stock unless all dividends on the Preferred Stock (First Preferred Stock) and Second Preferred Stock for all past quarterly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart. In the event that less than all the issued and outstanding shares of Third Subordinated Preferred Stock are to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata, may be determined by the Board of Directors. Notice of such redemption, stating the date upon which, and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be mailed not less than fifteen (15) days prior to the redemption date to each holder of such shares at his address as it appears on the books of the Corporation. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption, all rights of the holders in respect of such shares shall cease except the right to receive the redemption price payable upon surrender of certificates representing such shares, together with an amount of all unpaid accrued dividends thereon.

(j) Except as expressly otherwise provided by law, the holders of the Preferred Stock (First Preferred Stock) and the holders of the Second Preferred Stock and the holders of the Third Subordinated Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting.
(k) Subject to the rights and preferences of the First Preferred Stock, Second Preferred Stock and Third Subordinated Preferred Stock, as set forth in paragraphs (a) through (j) of this Article IV, the Common Stock shall participate share and share alike in all dividends and distributions of assets upon liquidation or otherwise and the holders of the Common Stock of the Corporation shall have full voting power for all purposes, with each share of Common Stock entitled to one vote per share, save as otherwise required by law.

(l) None of the holders of capital stock of any class shall be entitled as of right to purchase or subscribe for any unissued stock of the Corporation of any class or any additional shares of any class to be issued by reason of any increase of the authorized stock of the Corporation, or any other securities convertible into or exchangeable for stock of the Corporation or carrying any right to purchase such stock.
ARTICLE V
The number of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors of the Corporation. Any Director or the entire Board of Directors of the Corporation may be removed, with or without cause, at any time by the holders of a majority of the shares of Common Stock then entitled to vote at an election of Directors or by written consent of the stockholders.
ARTICLE VI
In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.
ARTICLE VII
Unless and except to the extent that the By-laws of the Corporation so require, the election of Directors of the Corporation need not be by written ballot.
ARTICLE VIII
A Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under Title 8, Chapter 1 of the Delaware Code as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this paragraph shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification or repeal.

ARTICLE IX
The Corporation shall indemnify each officer and Director (and his heirs, successors and administrators) to the fullest extent permitted by law, subject to any limitations set forth in the By-Laws.